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                                                                   EXHIBIT 10.45

                       ENVIRONMENTAL INDEMNITY AGREEMENT


Loan Number: 3038879

          THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "AGREEMENT") is entered into as of this 15th day of May, 1995 by and among CITADEL REALTY, INC., a Delaware corporation (the "BORROWER") (the Borrower is sometimes hereinafter referred to as the "INDEMNITOR"), and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Lender"):


                                    RECITALS

          WHEREAS, Borrower has requested that Lender loan the amount of $5,338,500.00 (the "LOAN") to Borrower as evidenced by a Promissory Note Secured by Deed of Trust (the "Note"), dated as of even date herewith, in the original principal sum of $5,338,500.00, which Loan and Note will, among other things, be secured by that certain deed of trust, assignment of rents and security agreement (the "DEED OF TRUST"), dated as of even date herewith, executed by Borrower for the benefit of Lender and encumbering the Property (as hereinafter defined); and

          WHEREAS, Lender would not make the Loan to Borrower unless Borrower executed and delivered this Agreement to Lender.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Indemnitor and Lender hereby agree as follows:

          1.     DEFINITIONS.  As used in this Agreement:

          (i) "Property" shall collectively mean all or any portion of the real property located in Los Angeles County, California more particularly described in EXHIBIT A attached to this Agreement and incorporated herein by reference for all purposes, together with all improvements and fixtures located thereon, all property used in or connected with the operation of the business located thereon, and the soil, ground water, surface water and air located at such real property; (ii) "Environmental Laws" means any federal, state or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental agency, board or public authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions on, under or about the Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force; (iii) "Governmental Entity" shall mean and

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include the State of California, County of Los Angeles, City of Glendale, the
United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation, any successors thereto, or any other federal, state or local governmental agency now or hereafter regulating substances and materials in the environment located at or adjacent to the Property; (iv) "Hazardous Materials" shall mean and include (a) any solid, gaseous or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous materials, regulated substances, restricted hazardous wastes, hazardous chemical substances, mixtures, toxic substances, pollutants or contaminants or terms of similar import, as such terms are defined in any Environmental Law, (b) any substance or material which now or in the future is known to constitute a threat to health, safety, property or the environment or which has been or is in the future determined by any Governmental Entity to be capable of posing a risk of injury to health, safety, property or the environment or exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Entity, including all of those materials, wastes and substances designated now or in the future as hazardous or toxic by any Governmental Entity, and (c) any petroleum or petroleum produces or by-products, radioactive materials, asbestos, whether friable or non-friable, urea formaldehyde foam insulation, polychlorinated biphenyls, or radon gas; and (v) "including" shall be deemed to mean "including, without limitation".

          2. INDEMNITOR'S REPRESENTATIONS AND WARRANTIES. As of the date hereof Indemnitor hereby represents and warrants that: (a) except for customary office supplies stored or used, in customary amounts, on the Property, there are no Hazardous Materials located in, on, under, upon or affecting the Property or, to the best knowledge of Indemnitor, any of the real property or water bodies adjacent to the Property; (b) no notice has been received by or on behalf of the Indemnitor from, and Indemnitor has no knowledge that notice has been given to any party in the Property's chain of title or to the Borrower by, any Governmental Entity or by any person or entity claiming any violation of, or requiring compliance with, any Environmental Laws or demanding payment or contribution for any environmental damage in, on, under, upon or affecting the Property; (c) no investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials located in, on, under, upon or affecting the Property is pending, or, to the knowledge of the Indemnitor, proposed, threatened or anticipated; (d) Indemnitor has delivered to Lender, not less than thirty (30) days prior to the date hereof, true, correct and complete copies of all environmental reports, surveys, audits and/or studies, concerning the Property in their possession; (e) to Indemnitor's knowledge, no property adjoining the Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials not in compliance with Environmental Law;
(f) the execution, delivery and performance by the Indemnitor of this Agreement does not and will not contravene any (i) law or governmental rule, regulation or order which is applicable to the Indemnitor, and no authorization approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and

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performance by the Indemnitor of this Agreement, or (ii) contractual restriction which is binding upon or which affects the Indemnitor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any properties of the Indemnitor; (g) the Indemnitor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification and has full corporate power and authority to enter into and perform its obligations under this Agreement; and (h) this Agreement is a legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting generally the enforcement of creditors' rights and to general principles of equity.

          Lender acknowledges receipt of a Phase I Environmental Assessment Report relating to the Property from Phase One, Inc. under cover of a letter dated February 18, 1994 and a letter dated February 13, 1995 from Green Environmental, Inc. entitled "Review of Environmental Data" and relating to the Bank of America Facility located at 611 North Brand Boulevard, Glendale, California.

          3. COVENANTS. Indemnitor covenants and agrees that Borrower shall not (a) cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including above-and under-ground storage tanks for petroleum or petroleum products, but excluding small containers of gasoline used for maintenance equipment or similar purposes), treatment, handling, or disposal of any Hazardous Materials on, under, in or about the Property, or in any way affecting the Property or which may form the basis for any present or future claim, demand or action seeking cleanup or remediation of the Property, or the transportation of any Hazardous Materials to or from the Property except, in each case in compliance with Environmental Law; or (b) cause, permit or exacerbate any occurrence or condition on the Property that is or may be in violation of any Environmental Law. Indemnitor shall take all appropriate steps to secure compliance by all tenants and subtenants on the Property with Indemnitor's covenants and agreements in this paragraph 3. Indemnitor shall at all times comply fully and in a timely manner with, and shall cause all employees, agents, contractors, and subcontractors of Borrower and any other persons occupying or present on the Property to so comply with (x) any program of operations and maintenance (O&M) relating to the Property that is required by Lender with respect to one or more Hazardous Materials and (y) all applicable Environmental Laws, and shall keep the Property free and clear of any liens imposed pursuant to such Environmental Laws. Borrower shall promptly notify Lender in writing of (i) any enforcement, cleanup, remediation, removal or other governmental or regulatory action, investigation, or any other proceeding instituted, completed or threatened in connection with any Hazardous Materials in, on, under or affecting the Property;
(ii) any suit, cause of action, or any other claim made or threatened by any third party against Borrower or the Property relating to damage, contribution, cost recovery, compensation, loss or

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injury resulting from any Hazardous Materials; and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause all or any portion of the Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law, and immediately deliver a copy of such notice or advice to Lender. Following such notice or advice, Borrower shall conduct and complete all investigations, studies, sampling, testing, and all remedial actions necessary to clean up, remediate and remove all Hazardous Materials from the Property in accordance with all applicable Environmental
Laws. The provisions of this paragraph 3 shall be in addition to any and all obligations and liabilities that Borrower may have under applicable law.

          4. INDEMNIFICATION. Indemnitor shall protect, defend (by counsel selected by Lender and reasonably acceptable to Indemnitor), indemnify and hold harmless Lender and Lender's officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns and any successors to Lender's interest in the Loan or the Property, their officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns (collectively, the "Indemnitees") from and against all liabilities (including sums paid in settlement of claims), losses (including lost profits and diminution in the value of the Loan or the Property), costs, obligations, demands, suits, liens, damages (including consequential and punitive damages), fines (including any sums ordered to be paid or expended by Indemnitees by any Governmental Entity as a fine, penalty or damages for any violation of any Environmental Law or to remediate, clean-up or remove any Hazardous Materials), penalties, forfeitures, actions, defenses, administrative proceedings (including informal proceedings), judgments, orders, equitable relief, expenses (including experts' and consultants' fees and costs), attorneys' fees and expenses (including any fees and expenses incurred in enforcing or interpreting this Agreement), and claims (including third party claims for personal injury or real or personal property damage) of any kind or nature whatsoever (whether foreseeable or unforeseeable, contingent or noncontingent, or arising out of contracts entered into or indemnifications provided by Indemnitees or otherwise) (collectively, the "Liabilities") sought from or asserted against Indemnitees in connection with, in whole or in part, directly or indirectly, (a) the breach of any representation, covenant or agreement of the Indemnitor contained in this Agreement, and/or (b) the presence, suspected presence, release, suspected release, or threat of release of any Hazardous Materials in, on, under, from or affecting (1) the Property and/or (2) any real property adjacent to or in the vicinity of the Property to which Hazardous Materials have (x) spread from the Property or (y) been released in, on or under as a result of or in connection with the operations of the Property; provided, however, that there shall be excluded from the foregoing indemnification obligation of Indemnitor (a) any Liability to the extent such Liability arises as a direct result of the wilful misconduct or gross negligence of the Lender and (b) any Liability to the extent that such Liability arises directly from (i) the presence or release of Hazardous Materials in, on, under, from or affecting (A) the Property and/or (B) any real property adjacent to or in the vicinity of

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the Property to which Hazardous Materials have spread from the Property or have been released in, on or under as a result of or in connection with the operations of the Property, in each case, where the presence, release or spread of such Hazardous Materials occurred as a result of the actions of the Lender during the period of ownership by Lender of the Property from approximately October, 1975 (or September, 1981 as to the portion of the Property relating to the parking structure) to the Recordation Date, as such term is defined in the Note. The Liabilities shall include: (i) injury or death to any person, (ii) damage to or loss use of the Property or any other property or ground water, waterway or body of water adjacent to the Property; (iii) the cost of removal, clean-up or remedial action with respect to any and all Hazardous Materials from the Property or surrounding area including any ground water, waterway or body of water and the preparation of any closure or other activity required by any Governmental Entity; (iv) the cost required to take necessary precautions to protect against the release of any Hazardous Materials in, on or under the Property, the air, any ground water, waterway or body of water, any public domain or any surrounding areas to the Property, (v) the cost of any demolition and rebuilding or repair of improvements on the Property or in any surrounding areas to the Property; (vi) any lawsuit brought or threatened, settlement reached, or governmental order relating to the presence, suspected presence, disposal, release or threatened release of any Hazardous Materials in, on, under, from or affecting the Property or in any surrounding areas to the Property; and (vii) the imposition of any lien on or against the Property or in any surrounding areas to the Property arising from the presence, disposal, release or threatened release of any Hazardous Materials in, on, under, from or affecting the Property.

          5. NO LIMITATION. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Deed of Trust or any other Loan Document (as defined in the Deed of Trust). In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Deed of Trust or any other Loan Document, (ii) any sale or transfer of all or part of the Property, (iii) any exculpatory provision in the Note, the Deed of Trust or any other Loan Document limiting Lender's recourse to property encumbered by the Deed of Trust or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Note, the Deed of Trust or any other Loan Document by operation of law, Lender's voluntary act, or otherwise or (v) the release or substitution in whole or in part of any security for the Note.

          6. INDEPENDENT REMEDIES. Lender may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Deed of Trust or any other Loan Document or any of the Property, through foreclosure proceedings or otherwise, provided, however,

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that nothing herein shall inhibit or prevent Lender from exercising any of its rights and remedies under the Note, the instrument or any other Loan Document.

          7. PAYMENT. Any amounts payable to Lender under this Agreement shall become immediately due and payable and, if not paid within ten (10) days of written demand therefor, shall bear interest at the monetary default interest rate provided for in the Note from the date of such demand.

          8. BORROWER'S COOPERATION. Lender and its agents, representatives and workmen are hereby authorized to enter at any reasonable time upon the Property, upon reasonable notice to Borrower, to inspect or investigate the same for any purpose relating to Lender's interest in the Property; provided, however, no such entry upon the Property shall unreasonably interfere with Borrower's or Borrower's tenants' use of the Property. Borrower agrees that such inspection or investigation may include studies, borings, sampling, and other tests. Borrower shall cooperate with Lender in the conduct of all inspections and investigations under this Section and shall cause all tenants to permit Lender access for the purpose of such inspections and investigations. Trustor acknowledges the Lender's rights under this Section shall include, but not be limited to, the right to conduct a site assessment and environmental audit. Borrower shall also promptly provide true, correct and complete copies of any environmental reports and/or test results concerning the Property obtained by Borrower from and after the date hereof.

          9. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, successors and assigns. Lender and any successor to Lender's interest in the Loan or the Property may assign all or any part of its rights or remedies under this Agreement to any party or parties (without limitation) who acquires an interest in the Loan or the Property; provided, however, the indemnification granted to Lender and each successive assignee shall continue to exist for the benefit of such party notwithstanding any such assignment of this Agreement by such party. Indemnitor may not assign any of its rights or obligations under this Agreement.

          10. SURVIVAL. The representations, warranties, covenants, indemnities, and other obligations and liabilities of Indemnitor under this Agreement shall survive the repayment of the Loan or any entry of a judgment of foreclosure, foreclosure sale of the Property (whether by judicial or non-judicial process) or the delivery or acceptance of a deed in lieu of foreclosure concerning the Property.

          11. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located without giving effect to principles of conflict of law. Nothing contained in this Agreement shall constitute a waiver of any of Indemnitees' rights or remedies at law or in equity. If any provision of this Agreement or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this

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Agreement, or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

          12. WAIVER OF JURY TRIAL. INDEMNITOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THE NOTE, THE DEED OF TRUST, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

          IN WITNESS WHEREOF, Lender and Indemnitor have executed this Agreement as of the date first written above.

                                 LENDER:

                                 FIDELITY FEDERAL BANK,
                                 a Federal Savings Bank



                                 By:    /s/ FELIX PRESSLER
                                    -------------------------------------------
                                 Print
                                 Name:  FELIX PRESSLER
                                      -----------------------------------------

                                 Its:   Vice President, Major Loan
                                           Department Manager
                                      -----------------------------------------



                                 INDEMNITOR:

                                 "BORROWER"


                                 CITADEL REALTY, INC.



                                 By:  /s/ STEVE WESSON
                                    --------------------------------------------
                                      Steve Wesson, President

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                                   EXHIBIT A



                                    PROPERTY
                                    --------

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